UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 11, 2016, the Company´s CEO, Peter Smith, exchanged 200,000,000 of his common shares with the Company for 20,000,000 Series “B” preferred shares.

On November 11, 2016, the Company´s CFO, Enzo Taddei, exchanged 200,000,000 of his common shares with the Company for 20,000,000 Series “B” preferred shares.

On November 11, 2016, the Company´s Managing Director, Patrick Dolan, exchanged 50,000,000 of his common shares with the Company for 5,000,000 Series “B” preferred shares.

Item 8.01 Other Events

On November 10, 2016, the Company’s Board of Directors approved and the Company designated 45,000,000 of its authorized preferred stock as Series “B” convertible preferred shares. The Certificate of Designation stated the following:

●	Voting Rights: 10 votes per share (votes along with common stock);

●	Conversion Rights: Each share of Series “B” Preferred is convertible at any time, and from time to time, into ten (10) shares of Common Stock one day after the first anniversary of issuance;

●	Dividend Rights: In the event the Board of Directors declares a dividend on the common stock, each Series “B” Preferred share will be entitled to receive an equivalent dividend as if the Series “B” Preferred Share had been converted into Common Stock prior to the declaration of such dividend.

●	Liquidation Rights: None

Under Nevada corporation law, no shareholder approval was required for the creation of the Series “B” Preferred Stock or the issuance of Series “B” Preferred Stock in exchange for the shares of common stock exchanged therefor.

On November 11, 2016, Enzo Taddei, Patrick V. Dolan and Peter J. Smith, all Directors of the Company, offered to retire and exchange an aggregate 450,000,000 shares of Common Stock owned by them for an aggregate 45,000,000 Series “B” Preferred Stock that would protect their voting power and ability to participate in the future of the Company, while at the same time not doing anything detrimental to the shareholders of the Company. The Company permitted Messrs. Taddei, Dolan and Smith to exchange 200,000,000, 50,000,000 and 200,000,000 shares of Common Stock, respectively, for 20,000,000, 5,000,000 and 20,000,000 shares of Series “B” Preferred Stock, respectively. As a result of this retirement and exchange of Common Stock for Series “B” Preferred Stock, the Company´s issued and outstanding Common Stock was reduced from 819,499,228 to a total of 369,499,228.

The above shares of commons stock were issued in reliance on the exclusion from the registration requirements of the Securities Act of 1933, as amended or in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4.(a)(2) of the Securities Act of 1933, as amended, as the issuance of the stock did not involve a public offering of securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description

4.1	Certificate of Designation (Series B Preferred Stock, filed with Secretary of State of Nevada on November 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2016

GLOBAL EQUITY INTERNATIONAL, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer